EXHIBIT (a) (i)

State of Delaware - Division of Corporations

DOCUMENT FILING SHEET

[ ]	[ ]	[ ]	[x]	[ ]
Priority 1 (One Hr)	Priority 2 (Two Hr)	Priority 3 (Same Day)	Priority 4 (24 Hour)	Priority 7 (Reg. Work)

SUBMITTER'S INFORMATION

Company/Firm Or Individual's Name FRANKLIN OGELE, P.A.

Attention: FRANKLIN OGELE, ESQ.

Mailing Address1 ONE GATEWAY CENTER

Mailing Address 2 SUITE 2600

Mailing Address 3

City NEWARK State NEW JERS Zip 07205 Country UNITED STATES

Phone: (973) 277 - 4239 Fax#

Email Address: FOGELE@MSN.COM

Account Number: 0

DOCUMENT FILING REQUEST INFORMATION

Name of Company/Entity EMERGING GROWTH AND DIVIDEND REINVESTMENT FUND TRUST

File Number Reservation Number

Type of Document CERTIFICATE OF TRUST

OTHER DOCUMENT FILING INFORMATION

OF Certified Copies returned

Other

- [ ] Good Standing
- [ ] Long Form Good Standing
- [ ] Apostille/Gold Seal

Country

- [ ] Re:

METHOD OF RETURN

(Fax or E-Mail is not available)

- [ ] Messenger/Pickup
- [x] Fed Ex
- [ ] UPS

Account # 412 907 981

- [ ] Regular Mail

PAYMENT INFORMATION

- [ ] Depository Account
- [x] Wallet
- [ ] None

COMMENTS/FILING INSTRUCTIONS

Delaware Division of Corporations, 401 Federal Street, Ste. 4, Dover, De 19901

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:10 PM 05/16/2023
FILED 02:10 PM 05/16/2023
SR 20232088389 - File Number 7466380

STATE OF DELAWARE
CERTIFICATE OF TRUST
OF
EMERGING GROWTH AND DIVIDEND REINVESTMENT FUND

This Certificate of Trust of Emerging Growth and Dividend Reinvestment Fund (the "Trust"), a statutory trust, executed by the undersigned trustee, and filed under and in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) (the "Act"), sets forth the following:

FIRST: The name of the statutory trust formed hereby is: Emerging Growth and Dividend Reinvestment Fund.

SECOND: As required by Sections 3807 and 3810 of the Act, the business address of the registered office of the Trust and of the registered agent of the Trust for service of process is:

Harvard Business Services, Inc.
16192 Coastal Highway
Lewes Delaware 199958-3608
Sussex County

THIRD: Subsequent to the filing of this Certificate of Trust and prior to or within 180 days following the first issuance of beneficial interests, the Trust will register with the United States Securities and Exchange Commission as a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

FOURTH: This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has caused this Certificate of Trust to be duly executed as of this 15th day of May 2023.

/s/ Franklin Ogele
Name:Franklin Ogele
Title: Trustee